                                                                    EXHIBIT 23.1

               Consent of Ernst & Young LLP, Independent Auditors

     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2002 Qualified Stock Plan and the 2002 Employee Stock Purchase Plan of Komag, Incorporated of our report dated January 29, 2001, with respect to the consolidated financial statements and schedule of Komag, Incorporated included in the Registration Statement (Form S-1 No. 333-98785) and related Prospectus, of Komag, Incorporated, filed with the Securities and Exchange Commission on August 27, 2002.

                                                /S/ Ernst & Young LLP

San Jose, California
November 8, 2002